SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 30, 2017

(Date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33145	36-2257936
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation)		Identification Number)

3001 Colorado Boulevard

Denton, Texas 76210

(Address of principal executive offices)

(940) 898-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers

On August 30, 2017, the Board elected Mr. Joseph C. Magnacca as a director to serve until the 2018 annual meeting of the Company’s stockholders or until his earlier resignation or removal.  The Board has determined that Mr. Magnacca is “independent” under the Corporate Governance Standards of the New York Stock Exchange and under the Company’s Corporate Governance Guidelines.

Mr. Magnacca, age 55, is the President, Chief Executive Officer, and director of Massage Envy Franchising LLC, a provider of therapeutic massage and skincare services, a position he has held since 2016.  Prior to joining Massage Envy, Mr. Magnacca served as Chief Executive Officer of RadioShack Corp., an electronics retailer, from 2013 to 2015, and as President, Marketing & Daily Living Products & Services for Walgreen’s, a national pharmacy chain, from 2011-2013.

Mr. Magnacca will receive compensation for his service as a director in accordance with the Company’s Independent Director Compensation Policy described in the Company’s most recent proxy statement, filed with the Securities and Exchange Commission on December 9, 2016.

With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Magnacca and any director or executive officer of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Magnacca and the Company that would be required to be reported.

The press release announcing the appointment of Mr. Magnacca to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 8.01.       OTHER EVENTS

On August 31, 2017, Sally Beauty Holdings, Inc. (the “Corporation”) announced that its Board of Directors has approved a new share repurchase program authorizing the Corporation to repurchase up to $1.0 billion of its common stock (the “Share Repurchase Program”). The Share Repurchase Program will cover the repurchase of shares over the four year period ending on September 30, 2021.  Repurchases will be made in compliance with all Securities and Exchange Commission rules, including Rule 10b-18, and other legal requirements and may be made in part under Rule 10b5-1 plans, which permits stock repurchases when the Company might otherwise be precluded from doing so.

In connection with its approval of the Share Repurchase Program, the Board of Directors terminated the Corporation’s $1.0 billion stock repurchase program that was adopted in August 2014.  As of June 30, 2017, the Corporation had $278.6 million of remaining availability under the prior stock repurchase program.

The press release announcing the Share Repurchase Program is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statement and Exhibits

(d)                                 See exhibit index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY BEAUTY HOLDINGS, INC.

August 31, 2017	By:	/s/ Matthew O. Haltom
Name: Matthew O. Haltom
Title: Senior Vice President, General Counsel and Secretary

EXIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press release announcing the Share Repurchase Program and the appointment of a Director of Sally Beauty Holdings, Inc. on August 30, 2017